EXHIBIT 10.4

ACHILLES THERAPEUTICS LIMITED

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of the              day of November 2020, by and among ACHILLES THERAPEUTICS LIMITED (the “Company”) (Company no. 10167668), CANCER RESEARCH TECHNOLOGY LIMITED (“CRT”) (Company no. 01626049) and the investors listed on Exhibit A hereto, referred to hereinafter as the “Investors” and each individually as an “Investor”.

RECITALS

WHEREAS, the Company and Investors are parties to that certain Subscription Agreement relating to the Company of even date herewith (the “Subscription Agreement”), under which certain of the Company’s and such Investors’ obligations are conditioned upon the execution and delivery of this Agreement by such Investors and the Company; and

WHEREAS, the Company, CRT and Investors desire to set forth certain registration rights, as more fully described below.

NOW, THEREFORE, the Company, CRT and the Investors hereby agree as follows:

1.	GENERAL

1.1	Definitions. As used in this Agreement, the following terms shall have the following meanings:

(a)

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or other investment fund now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person.

(b)	“Articles” means the articles of association of the Company adopted on or about the date of this Agreement, as may be amended and/or amended and restated from time-to-time.

(c)

“Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

(d)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(e)

“Form F-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC, which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f)

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC, which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(g)	“Holder” means any Person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 3.2 hereof.

(h)

“Initial Offering” means the Company’s first firm commitment underwritten public offering of its Ordinary Shares, or American Depositary Receipts representing Ordinary Shares, registered under the Securities Act.

(i)	“Investor Shares” means, collectively, the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares.

(j)	“IPO” shall have the meaning given to the term in the Articles.

(k)	“Ordinary Shares” shall have the meaning given to the term in the Articles.

(l)	“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(m)	“Preferred Shares” shall have the meaning given to the term in the Articles.

(n)

“Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document.

(o)

“Registrable Securities” means: (i) Ordinary Shares of the Company issuable or issued upon conversion of the Investor Shares; (ii) any Ordinary Shares, or any Ordinary Shares issued or issuable upon conversion and/or exercise of any other securities of the Company, acquired by CRT, the Investors or their permitted assignees after the date hereof; and (iii) any Ordinary Shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security, which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Where the context requires, Registrable Securities shall include American Depositary Receipts representing Ordinary Shares. Notwithstanding the foregoing, Registrable Securities shall not include any securities: (i) sold by a Person to the public either pursuant to a registration statement or Rule 144; or (ii) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned; or (iii) any Ordinary Shares for which registration rights have terminated pursuant to section 2.12 of this Agreement.

(p)

“Registrable Securities then outstanding” means the number of Ordinary Shares that are Registrable Securities and either: (a) are then issued and outstanding; or (b) are issuable (directly or indirectly) pursuant to then exercisable or convertible securities.

(q)

“Registration Expenses” means all expenses incurred by the Company in complying with Sections 2.1, 2.2 and 2.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed fifty thousand U.S. dollars (U.S.$50,000) of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(r)	“Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

(s)	“SEC” or “Commission” means the Securities and Exchange Commission.

(t)	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(u)	“Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

(v)	“Series A Preferred Shares” means the Preferred Shares of £0.00001 each in the Company with the rights set out in the Articles.

(w)	“Series B Preferred Shares” means the Preferred Shares of £0.00001 each in the Company with the rights set out in the Articles.

(x)	“Series C Preferred Shares” means the Preferred Shares of £0.00001 each in the Company with the rights set out in the Articles.

(y)	“Shareholders’ Agreement” means that certain Shareholders’ Agreement, entered into between the Company and certain parties hereto on 2 December, 2019.

(z)	“Shares” means the Ordinary Shares and the Preferred Shares, held from time to time by CRT or the Investors listed on Exhibit A hereto and their permitted assignees.

(aa)	“Share Sale” shall have the meaning given to the term in the Articles.

(bb)

“Special Registration Statement” means: (i) a registration statement relating to any employee benefit plan; or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statements related to the issuance or resale of securities issued in such a transaction; or (iii) a registration statement related to shares issued upon conversion of debt securities.

2.	REGISTRATION.

2.1	Demand Registration.

(a)

Subject to the conditions of this Section 2.1, if the Company shall receive a written request from the Holders of at least fifty percent (50%) of the Registrable Securities (the “Initiating Holders”) that the Company file a registration statement on Form S-1 or Form F-1 under the Securities Act with an aggregate offering price, net of Selling Expenses, in excess of $15,000,000, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders, and, subject to the limitations of this Section 2.1, effect, as expeditiously as reasonably possible, and in any event within sixty (60) days of the receipt of such request, make an initial filing with the SEC of a registration statement under the Securities Act (or, if eligible, a draft registration statement) of all Registrable Securities that all Holders request to be registered.

(b)	The Company shall not be required to effect a registration pursuant to this Section 2.1:

(i)	prior to the 181st day following the effective date of the registration statement pertaining to the Initial Offering;

(ii)	after the Company has effected two (2) registrations pursuant to this Section 2.1, and such registrations have been declared or ordered effective;

(iii)

during the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of filing of, and ending on the date ninety (90) days following the effective date of the registration statement pertaining to a Company-initiated public offering, other than pursuant to a Special Registration Statement; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

(iv)

if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company’s intention to file a registration statement for a public offering, other than pursuant to a Special Registration Statement within sixty (60) days from the date of the initial request from the Initiating Holders;

(v)

if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.1 a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its shareholders for such registration statement to be effected at such time because such action would (a) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (b) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (c) render the Company unable to comply with requirements under the Securities Act or Exchange Act, in which event the Company shall have the right to defer such filing for a period of not more than forty-five (45) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such forty-five (45) day period other than pursuant to a Special Registration Statement; or

(vi)	if the initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 or Form F-3 pursuant to a request made pursuant to Section 2.3 below.

A registration shall not be counted as “effected” for purposes of this Subsection 2.1(b) until such time as the applicable registration statement has been declared effective by the SEC.

2.2

Piggyback Registrations. The Company shall promptly notify all Holders of Registrable Securities prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. The Company shall cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 whether or not any Holder has elected to include Registrable Securities in such registration and shall promptly notify any Holder that has elected to include Registrable Securities in such registration of such termination or withdrawal. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.4 hereof.

2.3

Form S-3 or Form F-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities (also, the “Initiating Holders”) a written request or requests that the Company effect a registration on Form S-3 or Form F-3 (or any successor to such forms) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Initiating Holder(s), the Company will:

(a)

promptly, within ten (10) days of receipt of the written request, give written notice of the proposed registration and any related qualification or compliance to all other Holders of Registrable Securities; and

(b)	as soon as practicable, and in any event within forty-five (45) days after the date of the Holder’s or Holders’ written request, file such registration statement to permit or facilitate the sale and distribution of all Registrable Securities as are specified in such request, together with all Registrable Securities requested to be included by any other Holder or Holders joining in such request as specified in a written request given within fifteen (15) days after receipt of the written notice described in paragraph (a) above; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.3:

(i)	if Form S-3 or Form F-3 are not available for such offering by the Holders, or

(ii)

if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an anticipated aggregate price to the public of less than ten million U.S. dollars (U.S.$10,000,000), or

(iii)

if within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this Section 2.3, the Company gives notice to such Holder or Holders of the Company’s intention to make a public offering, other than pursuant to a Special Registration Statement within sixty (60) days from the date of the initial request from the initiating Holders;

(iv)

if the Company shall furnish to the Holders requesting a registration statement pursuant to this Section 2.3 a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its shareholders for such Form S-3 or Form F-3 registration to be effected at such time because such action would (a) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (b) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (c) render the Company unable to comply with requirements under the Securities Act or Exchange Act, in which event the Company shall have the right to defer the filing of the Form S-3 or Form F-3 registration statement for a period of not more than forty-five (45) days after receipt of the request of the Holder or Holders under this Section 2.3; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such forty-five (45) day period other than a Special Registration Statement; or

(v)	if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 or Form F-3 for the Holders pursuant to this Section 2.3.

A registration shall not be counted as “effected” for purposes of this Subsection 2.3(b) until such time as the applicable registration statement has been declared effective by the SEC.

(c)	Registrations effected pursuant to this Section 2.3 shall not be counted as demands for registration or registrations effected pursuant to Section 2.1.

2.4

Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.1, 2.2 or 2.3 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.1 or 2.3, the request of which has been subsequently withdrawn by the Initiating Holders unless: (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request; or (b) the Holders of at least sixty percent (60%) of the

Registrable Securities agree to deem such registration to have been effected as of the date of such withdrawal for purposes of determining whether the Company shall be obligated pursuant to Section 2.1(b)(ii) or 2.3(b)(v), as applicable, to undertake any subsequent registration, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then such registration shall not be deemed to have been effected for purposes of determining whether the Company shall be obligated pursuant to Section 2.1(b)(ii) or 2.3(b)(v), as applicable, to undertake any subsequent registration.

2.5	Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)

prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective as promptly as practicable (and in any event, within three business days following the SEC Staff notifying the Company that the do not intend to review the registration statement or that they do not have any additional comments in reviewing the registration statement), and keep such registration statement effective for a period of one hundred and eighty (180) days or until the distribution contemplated in such registration statement of all of such Registrable Securities have been completed (if earlier); provided, however, that: such one hundred and eighty (180) day period shall be extended for a period of time equal to the period a Shareholder refrains, at the request of an underwriter of the Company, from selling any securities included in such registration; provided, further, in the case of any registration of Registrable Securities on Form S-3 or Form F-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such registration statement shall be kept effective until all such Registrable Securities are sold; provided, further, that at any time, upon written notice to the participating Holders and for a period not to exceed thirty (30) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could result in a loss, claim, damages, or liability under the Securities Act, the Exchange Act or other federal or state law. If so directed by the Company, all Holders registering shares under such registration statement shall: not offer to sell any Registrable Securities pursuant to the registration statement during the Suspension Period after receiving notice of such delay or suspension.

(b)

Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above.

(c)

Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)

Use its commercially reasonable efforts (as determined by it in its sole discretion) to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)	In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)

Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act upon the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)

Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters: (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any; and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

(h)

Use its commercially reasonable efforts (as determined by it in its sole discretion) to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which securities of the same class issued by the Company are then listed.

(i)	Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement not later than the effective date of such registration.

(j)

Notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed.

(k)	After such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

2.6	Delay of Registration; Furnishing Information.

(a)

No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b)

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1, 2.2 or 2.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

(c)

The Company shall have no obligation with respect to any registration requested pursuant to Section 2.1 or Section 2.3 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.1 or Section 2.3, whichever is applicable.

2.7	Indemnification.

(a)

To the extent permitted by law, the Company shall indemnify the Holders, and, as applicable, their officers, directors, and constituent partners, legal counsel for each Holder and each Person controlling the Holders, with respect to which registration, related qualification, or related compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each Person who controls any underwriter within the meaning of the Securities Act against all claims, losses, damages, or liabilities (or actions in respect thereof) to the extent such claims, losses, damages, or liabilities arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related registration statement) incident to any such registration, qualification, or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance; and the Company shall pay as incurred to the Holders, each such underwriter, and each Person who controls the Holders or underwriter, any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided, however, that the indemnity contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based upon any violation by such Holder of the obligations set forth in this agreement or any untrue statement or omission contained in such prospectus or other document based upon written information furnished to the Company by the Holders, such underwriter, or such controlling Person and stated to be for use therein.

(b)

To the extent permitted by law, each Holder (severally and not jointly) shall, if Registrable Securities held by such Holder are included for sale in the registration and related qualification and compliance effected pursuant to this Agreement, indemnify the Company, each of its directors, each officer of the Company who signs the applicable registration statement, each legal counsel and each underwriter of the Company’s securities covered by such a registration statement, each Person who controls the Company or such underwriter within the meaning of the Securities Act against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, or related document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by such Holder of the obligations set forth in this Agreement, the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to such Holder and relating to action or inaction required of such Holder in connection with any such registration and related qualification and compliance, and shall pay as incurred to such persons, any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in (and such violation pertains to) such registration statement or related document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the indemnity contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if settlement is effected without the consent of such Holder (which consent shall not unreasonably be withheld); provided, further, that such Holder’s liability under this Section 2.7(b) (when combined with any amounts such Holder is liable for under Section 2.7(d)) shall not exceed such Holder’s net proceeds from the offering of securities made in connection with such registration.

(c)

Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 2.7, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Holders in conducting the defense of such action, suit, or proceeding by reason of recognized claims for indemnity under this Section 2.7, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 2.7, but the omission so to notify the indemnifying party shall not relieve such party of any liability that such party may have to any indemnified party otherwise than under this Section 2.7.

(d)

If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. In no event, however, shall (i) any amount due for contribution hereunder be in excess of the amount that would otherwise be due under Section 2.7(a) or Section 2.7(b), as applicable, based on the limitations of such provisions and (ii) a Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) be entitled to contribution from a Person who was not guilty of such fraudulent misrepresentation.

(e)

Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that the failure of the underwriting agreement to provide for or address a matter provided for or addressed by the foregoing provisions shall not be a conflict between the underwriting agreement and the foregoing provisions.

(f)

The obligations of the Company and the Holders under this Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement or otherwise.

2.8

Agreement to Furnish Information. Each Holder agrees, if Registrable Securities held by such Holder are included for sale in the registration and related qualification and compliance effected pursuant to this Agreement, to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriters that are consistent with such Holder’s obligations under Section 2.6(b) and in this Section 2.8 or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Ordinary Shares (or other securities) of the Company, such Holder shall provide, within ten (10) days of such request, such information as may be reasonably required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this

Section 2.8 shall not apply to a Special Registration Statement. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to such shares of Ordinary Shares (or other securities) until the end of such period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Section 2.8. The underwriters of the Company’s shares are intended third party beneficiaries of Section 2.8 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

2.9

Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a)

Make and keep adequate current public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b)	File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c)

So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company filed with the Commission; and (iii) such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

2.10

Alternative IPO Entities. In the event that the Company elects to effect a public offering of equity securities of any of its parent entities or subsidiaries (each such entity, an “Alternative IPO Entity”) rather than the equity securities of the Company, whether as a result of a reorganization or otherwise, the Company shall cause any such Alternative IPO Entity to enter into an agreement with the Holders that provides the Holders with registration rights with respect to the equity securities of such Alternative IPO Entity that are substantially the same as, and in any event no less favorable in the aggregate to, the registration rights provided to the Holders in this Agreement.

2.11

Alternative IPO Jurisdiction. In the event that the Company elects to effect a public offering of its equity securities on any securities exchange outside of the United States, the Company will provide Holders with the same opportunity to participate in the public offering as provided to the Holders in this Agreement, as reasonably modified as required by the rules, regulations and market practice of such jurisdiction and exchange.

2.12

Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1, Section 2.2, or Section 2.3 hereof shall terminate upon the earlier of: (a) such time as such Holder (other than CRT, UCL Technology Fund LP and their respective Affiliates) holds less than 1% of the Company’s outstanding Ordinary Shares (treating all shares of Investor Shares on an as-converted basis); or (b) such time as the Company has completed its Initial Offering and all Registrable Securities of the Company issuable or issued upon conversion of the Shares held by and issuable to such Holder (and its Affiliates) may be sold pursuant to Rule 144 without registration and without limitation thereunder as to volume or manner of sale. Upon such termination, such shares shall cease to be “Registrable Securities” hereunder for all purposes.

3.	MISCELLANEOUS.

3.1

Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York in all respects, as such laws are applied to agreements among New York residents entered into and to be performed entirely within New York, without reference to conflicts of laws or principles thereof.

3.2

Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each Person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the Person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price. The rights of CRT or any Investor under this Agreement may be assigned, in whole or in part, to any Affiliate of CRT or such investor, respectively, in connection with a transfer of the related Registrable Securities by CRT or such Investor to its respective Affiliate.

3.3

Entire Agreement. This Agreement and the Exhibit hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement. For the avoidance of doubt, this Agreement terminates, supersedes and extinguishes the provisions enumerated under Section 2 of the Shareholders’ Agreement and each party to this Agreement hereby releases and discharges the other parties to the Shareholders’ Agreement from all claims or demands under or in connection with the provisions enumerated under Section 2 of the Shareholders’ Agreement that it may have.

3.4

Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

3.5	Amendment and Waiver.

(a)

Except as otherwise expressly provided, this Agreement may be amended or modified, and the obligations of the Company and the rights of the Holders under this Agreement may be waived, only upon the written consent of the Company and the holders of not less than sixty percent (60%) of the Registrable Securities. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 3.5 shall be binding on all parties hereto, regardless of whether any such party has consented thereto; provided, however, that, notwithstanding anything to the contrary herein, this Agreement may not be amended or terminated and the observance of the terms hereof may not be waived with respect to any Holder without the written consent of such Holder, unless such amendment, termination or waiver applies to all Holders in the same fashion. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(b)

For the purposes of determining the number of Holders or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its shares as maintained by or on behalf of the Company.

3.6

Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

3.7

Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address or electronic mail address as such party may designate by ten (10) days’ advance written notice to the other parties hereto. In providing any notices to Holders under this Agreement, the Company shall not deliver any information that would constitute material non-public information within the meaning of applicable securities laws without first obtaining written confirmation that a Holder wishes to obtain such information. Absent such written confirmation, the Holders shall not have any duties of confidentiality with respect to notices provided hereunder by the Company.

3.8	Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

3.9

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

3.10

Aggregation of Shares. All shares of Registrable Securities held or acquired by affiliated entities or Persons under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.11	Termination. This Agreement shall terminate and be of no further force or effect upon a Share Sale.

[Intentionally left blank, Exhibit A and signature pages to follow.]

Exhibit A

Investors

Name	Address
Syncona Portfolio Limited

3rd Floor, Arnold House PO Box 273. St Julian’s Avenue St Peter Port, Guernsey GY1 3RD

with a further copy to:

Syncona Investment Management Limited, 8 Bloomsbury Street, London, WC1B 3SR (for the attention of the Company Secretary)

RA Capital Nexus Fund, L.P.	200 Berkeley Street, 18th Floor, Boston, MA 02116

RA Capital Healthcare Fund, L.P.	200 Berkeley Street, 18th Floor, Boston, MA 02116

Blackwell Partners LLC – Series A	200 Berkeley Street, 18th Floor, Boston, MA 02116

Forbion	Gooimeer 2-35, 1411 DC Naarden, The Netherlands

Redmile Biopharma Investments II, L.P.	1 Letterman Drive, Building D, Suite D3-300, San Francisco, CA 94129

Invus Public Equities, L.P.	750 Lexington Avenue, New York, NY 10022

Perceptive Life Sciences Master Fund, Ltd.	c/o Perceptive Advisors, LLC, 51 Astor Place, 10th Floor, New York, New York 10003

667, L.P.	860 Washington Street, 3rd Floor, New York, NY 10014

Baker Brothers Life Sciences, L.P.	860 Washington Street, 3rd Floor, New York, NY 10014

CRT Pioneer Fund LP (acting through its general partner, CRT Pioneer GP Limited)	Sixth Element Capital, Claridge Court 4, Lower Kings Rd., Berkhamsted, HP4 2AF

UCL Technology Fund LP(acting through its general partner, UTF General Partner LLP)	Albion VC, 1 Benjamin Street, London, EC1M 5QL

Sarah Gordon Wild	Puncknowle Manor, Dorchester, Dorset, DT2 9BX

Boxer Capital, LLC	12860 El Camino Real, Suite 300 San Diego, CA 92130

MVA Investors, LLC	12860 El Camino Real, Suite 300 San Diego, CA 92130

Worldwide Healthcare Trust PLC	Attention: General Counsel, 601 Lexington Avenue, 54th Floor, New York, NY 10022

OrbiMed Genesis Master Fund, L.P	Attention: General Counsel, 601 Lexington Avenue, 54th Floor, New York, NY 10022

[Signature page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof:

EXECUTED by a signatory, duly authorised on	)	Signature
behalf of CANCER RESEARCH	)
TECHNOLOGY LIMITED	)	Print Name

[Signature page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof:

EXECUTED by a signatory, duly authorised on	)	Signature
behalf of SYNCONA PORTFOLIO LIMITED	)
	)	Print Name

[Signature page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof:

EXECUTED by RA Capital Nexus Fund GP,	)	Signature
LLC, (as General Partner), duly authorised on	)
behalf of RA CAPITAL NEXUS FUND, L.P.	)	Print Name

Title

EXECUTED by RA Capital Management, LLC,	)	Signature
(as General Partner), duly authorised on behalf	)
of RA CAPITAL HEALTHCARE FUND, L.P.	)	Print Name

Title

EXECUTED by two authorised signatories, duly	)	Signature
authorised on behalf of BLACKWELL	)
PARTNERS LLC — SERIES A	)	Print Name

Signature

Print Name

[Signature page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof:

EXECUTED by a signatory, duly authorised on	)	Signature
behalf of FORBION CAPITAL FUND IV	)
COOPERATIEF U.A.	)	Print Name

[Signature page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof:

REDMILE BIOPHARMA INVESTMENTS II, L.P.

By: REDMILE BIOPHARMA INVESTMENTS II (GP), LLC, its general partner

By:
Name:
Title:

[Signature page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof:

EXECUTED by INVUS PUBLIC EQUITIES, L.P.	)	Signature
acting by Raymond Debbane, President of Invus	)
Public Equities Advisors, LLC, the General	)	Print Name	Raymond Debbane
Partner of Invus Public Equities, L.P.

[Signature page to the Registration Rights Agreement]

[Signature page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof:

EXECUTED by a signatory, duly authorised on	)	Signature
behalf of PERCEPTIVE LIFE SCIENCES	)
MASTER FUND, LTD	)	Print Name

[Signature page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof:

667, L.P.

BY: BAKER BROS. ADVISORS LP, management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner.

By:
Scott Lessing
President

BAKER BROTHERS LIFE SCIENCES, L.P.

By: BAKER BROS. ADVISORS LP, management company and investment adviser to Baker Brothers Life Sciences, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to Baker Brothers Life Sciences, L.P., and not as the general partner.

By:
Scott Lessing
President

[Signature page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof:

BOXER CAPITAL, LLC

By:
Aaron Davis
Chief Executive Officer

MVA INVESTORS, LLC

By:
Aaron Davis
Chief Executive Officer

[Signature page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof:

ORBIMED GENESIS MASTER FUND, L.P.

By:	OrbiMed Genesis GP LLC, its General Partner

By:	OrbiMed Advisors LLC, its Managing Member

By:
Name:
Title:

WORLDWIDE HEALTHCARE TRUST PLC

By:	OrbiMed Capital LLC, solely in its capacity as Portfolio Manager

By:
Name:
Title:

[Signature page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof:

EXECUTED for and on behalf of UCL TECHNOLOGY FUND LP by UTF GENERAL PARTNER LLP, its general partner, by a signatory duly authorised on behalf of ALBION CAPITAL GROUP LLP, its manager	)
)
	)	Signature
)
)

Print Name

[Signature page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof:

EXECUTED for and on behalf of CRT PIONEER FUND LP by a director of CRT PIONEER GP LIMITED, its general partner	)
)
	)	Signature

Print Name

[Signature page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof:

EXECUTED by	)
SARAH GORDON WILD	)
)
Signature

[Signature page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof:

EXECUTED by a signatory, duly authorised on	)	Signature
behalf of ACHILLES THERAPEUTICS LIMITED	)
	)	Print Name

[Signature page to the Registration Rights Agreement]